ITEM 3(i)

                          AMERICAN BENEIFITS GROUP,INC.

                            ARTICLES OF INCORPORATION
                                       AND
                     AMENDMENTS TO ARTICLES OF INCORPORATION


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

--------------------------------------------------------------------------------
                                    EXHIBIT A

                            ARTICLES OF INCORPORATION
                                       and
                     AMENDMENTS TO ARTICLES OF INCORPORATION
--------------------------------------------------------------------------------


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

================================================================================

                                State of Florida
                                  [STATE SEAL]
                               Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation of LIVING BENEFITS GROUP, INC., a Florida corporation, filed on February 26,1996, as shown by the records of this office.

The document number of this corporation is P96000018229.

                                         Given under my hand and the Great Seal
                                        of the State of Florida, at Tallahassee, the Capital, this the Twenty-eighth day of February, 1996


[STATE SEAL]                                     /s/ Sandra B. Mortham

CR2E022 (2-95)                                     Sandra B. Mortham
                                                   Secretary of State
================================================================================



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                            ARTICLES OF INCORPORATION

                                       OF

                           LIVING BENEFITS GROUP, INC.

The undersigned for the purpose of forming a corporation under the Florida General Corporation Act, hereby adopts the following Articles of Incorporation:

1.    Name. The name of the Corporation is: Living Benefits Group, Inc.

2.    Duration. The period of its duration is perpetual.

3. Purpose. The purpose is to engage in any activities or business permitted under the laws of the United States and Florida.

4. Capital Stock. The Corporation is authorized to issue one million (1,000,000) shares of common stock, all of one class, at No Par Value.

5. Principal Office. The address of the principal office of the Corporation is as follows:

            Living Benefits Group, Inc.
            900 North Federal Highway
            Suite 440
            Boca Raton, Fl. 33432

6. Initial Registered Agent. The name and address of the initial registered agent of the corporation is as follows

            American Benefits Group Inc.
            900 North Federal Highway
            Suite # 440
            Boca Raton Florida, 33432

7. Initial Board Of Directors. The corporation shall have 1 director initially. The number of directors may be either increased or decreased from time to time by an amendment or the bylaws of the corporation in the manner provided by law, but shall never be less than one (1) director

The name and address of the initial director of the corporation is::

      Donald I. Goldstein     900 North Federal Highway.
                              Suite 440
                              Boca Raton, FL 33432


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8. Amendment of Articles. The corporation reserves the right to amend or repeal any provision contained in these articles of incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.

9. Indemnification. To the extent permitted by law, the corporation shall indemnify any officer or director, or any former officer or director in the manner sot out and provided for the bylaws of the corporation.

10. Incorporator. The name and address of the incorporator is:

            American Benefits Group Inc.
            900 North Federal Highway
            Suite # 440
            Boca Raton FL 33432

      In WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 22 day of February ___, 1996.


                                               /s/ [ILLEGIBLE]
                                          -------------------------
                                                INCORPORATOR

STATE OF FLORIDA              )
                              ) SS
COUNTY OF PALM BEACH          )

      BEFORE ME, the undersigned authority, personally appeared Donald Goldstein to me well known to be the person described in and who executed the foregoing Articles Of Incorporation, and she acknowledged to and before me, that she executed the same for the purposes therein expressed.

      IN WITNESS HEREOF: I have hereunto set my hand and seal this 22nd day of February, 1996


                                          /s/ Deena Lynn Gans
[SEAL]      OFFICIAL SEAL                 --------------------------------
           DEENA LYNN GANS                NOTARY PUBLIC, State of Florida
        My commission Expires
            June 7, 1996
         Comm. No. CC 206492

MY COMMISSION EXPIRES:


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

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          LIVING BENEFITS GROUP, INC.
                                 (present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

#1 - to be changed from Living Benefits Group Inc. to Lifeline Benefits Group
Inc.

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

                                       NO


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

                                                                 FILED
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                             96 DEC 20 PM 1:12

                              Amendment Number Two
                                       To
                          The Articles of Incorporation
                                       of
                         Lifeline Benefits Group, Inc.,

The Corporation hereby amends article four(4) of its Articles of Incorporation.

Old article four: Capital Stock, The Corporation is authorized to issue one million (1,000,000) shares of its common stock, all of one class, at no par value.

New article four: Capital Stock, The Corporation is authorized to issue ten million (10,000,000) shares of its common stock, all of one class, at no par value.

This amendment number two was approved by a majority vote of the directors of the Corporation on August 9, 1996. Shareholder approval was not required.


/s/ Donald L. Goldstein                   /s/ Donald L. Goldstein
-----------------------                   -----------------------

Secretary                                 President/Director

Donald L. Goldstein                       Donald L. Goldstein


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                                                                    FILED

                                                               96 DEC 12 PM 1:20

                                                             SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          LIFELINE BENEFITS GROUP, INC.

                                      * * *

      Pursuant to the provisions of the Florida Business Corporation Act, the undersigned corporation adopts the following amendment to the Corporation's Articles of Incorporation, which amendment was adopted by the shareholders of the Corporation on December 9, 1996 by the holders of the outstanding common stock, the only voting group entitled to vote thereon, by written consent pursuant to Section 607.0704 of the Florida Business Corporation Act. The number of shares adopting the amendment was sufficient for approval by that group.

      1. The name of the Corporation is LIFELINE BENEFITS GROUP, INC.

      2. Article III of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

                                   ARTICLE III

                                  Capital Stock

      The total amount of capital stock which this Corporation has the authority to issue is as follows:

      10,000,000 shares of Common Stock, par value $.001 per share.

      Stock Exchange

      Each state of the Corporation's outstanding common stock, no par value per share, shall be and they are hereby automatically changed (without any further act) into one share of common stock, $.001 par value per share.

      The foregoing stock change shall be accomplished in the following manner:


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            (1) All certificates representing issued shares which are in existence as of the close of business on the date hereof (the "Record Date") shall thereafter, without any further action being taken, represent the same number of shares as they theretofore represented.


December 9, 1996                          By: /s/ Donald I. Goldstein
                                              -----------------------
                                                  Donald I. Goldstein
                                                  President


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

                                                                     FILED

                                                               97 FEB 14 AM 8:42

                             AMENDMENT NUMBER THREE
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                          LIFELINE BENEFITS GROUP, INC.

Pursuant to the provisions of Section 607.1006, Florida Statutes this corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment adopted.

      #1: Name is to be changed

            from

                          LIFELINE BENEFITS GROUP, INC.

            to

                          AMERICAN BENEFITS GROUP, INC.

SECOND: The date of each amendment's adoption: December 13, 1996.

THIRD: Adoption of Amendment

      The amendment was adopted by the board of directors without shareholder action and shareholder action was not required

Signed this 12 day of December, 1996

Signature    /s/ Donald I. Goldstein,
          ------------------------------
          Donald I. Goldstein, President
                     Director


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

                                   AFFIDAVIT

STATE OF FLORIDA        )
COUNTY OF PALM BEACH    )

      BEFORE ME, the undersigned, duly authorized to administer oaths and take acknowledgments, appeared DONALD GOLDSTEIN, as President for American Benefits Group, Inc. who having been duly sworn, states the following:

      1. My name is Donald Goldstein.

      2. From the time of its inception until its dissolution I was the President of American Benefits Group, Inc., a Florida Corporation.

      3. American Benefits Group, Inc., was administratively dissolved on August 23, 1996.

      4. American Benefits Group, Inc., no longer desires the use of the corporate name and as President I am hereby releasing the name AMERICAN BENEFITS GROUP, INC. to Lifeline Benefits Group, Inc.


/s/ Donald Goldstein
------------------------------
DONALD GOLDSTEIN, as president
American Benefits Group, Inc.

      Before me, a person so duly authorized appeared DONALD GOLDSTEIN, as President of American Benefits Group, Inc., who is personally known to me or who produced _______________ as identification and who did/did not take an oath who stated that the matters set forth herein are true and correct to the best of his knowledge and belief.

      Witness my hand and seal on this 19 day of December , 1996.


/s/ [ILLEGIBLE]
Notary Public
State of Florida

My Commission:            [SEAL]


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

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          AMERICAN BENEFITS GROUP, INC
                                 (present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

                                  See Attached

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:


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

                               Amendment Number 5
                                       To
                          The Articles of Incorporation
                                       Of
                          AMERICAN BENEFITS GROUP, INC.

The Corporation hereby amends Article 4 of its Articles of Incorporation.

Old Article 4: The total amount of capital shares which this Corporation has authorised to issue is as follows:

Ten Million (10,000,000) Shares of Common Stock, par value $.001 per Share.

New Article 4: The total amount of capital shares which this Corporation has authorised to issue is as follows:

Two Hundred and Ten Million (210,000,000) Shares divided as follows:

      (i) Ten Million (10,000,000) Shares are designated as Preferred Shares with a par value of $10.00 per Share;

      (ii) The remaining Two Hundred Million (200,000,000) Shares being Common Shares having no par value.

This Amendment number 5 was approved by a majority vote of the Shareholders on November 18th, 1997.


/s/ Peter Jones                     /s/ Gerald E. Sklar
---------------------------         ---------------------------
Peter Jones                         Gerald E. Sklar
Secretary                           Vice President and Director


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THIRD: The date of each amendment's adoption: November 18th, 1997.

FOURTH: Adoption of Amendment(s) (CHECK ONE)

      |X| The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

      |_| The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

                  "The number of votes cast for the amendment(s) was/were sufficient for approval by _______________________________
                                                       voting group

      |_| The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

      |_| The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

      Signed this 18th day of November, l997.

Signature: /s/ Gerald E. Sklar
           ------------------------------------------------
                  (By the Chairman or Vice President of the Board of Directors, President or other officer if adopted by the shareholders)

                                       OR

                   (By a director if adopted by the directors)

                                       OR

              (By an incorporator if adopted by the incorporators)

                                 GERALD E. SKLAR
              ----------------------------------------------------
                              Typed or printed name

                           Director and Vice President
              ----------------------------------------------------
                                      Title


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